EXHIBIT 1.1





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                                  Eckerd Corporation
                               (a Delaware corporation)


                          4,000,000  Shares of Common Stock




                               U.S. PURCHASE AGREEMENT











          Dated: ____________, 1994


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                                  ECKERD CORPORATION
                               (a Delaware corporation)
                           4,000,000 Shares of Common Stock
                              Par Value $ 0.01 Per Share


                               U.S. PURCHASE AGREEMENT


                                                       ________, 1994


          MERRILL LYNCH & CO.
                 Merrill Lynch, Pierce, Fenner & Smith Incorporated Bear, Stearns & Co. Inc.
          Morgan Stanley & Co. Incorporated
          Raymond James & Associates, Inc.
               As Representatives of the several U.S. Underwriters c/o Merrill Lynch & Co.
                   Merrill Lynch, Pierce, Fenner & Smith Incorporated Merrill Lynch World Headquarters
          North Tower
          World Financial Center
          New York, New York  10281-1201


          Ladies and Gentlemen:

               The stockholders of Eckerd Corporation, a Delaware corporation (the "Company"), named in Schedule B (the "Selling Stockholders") propose to sell severally to the underwriters named in Schedule A (the "U.S. Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 4,000,000 outstanding shares of Common Stock of the Company, par value $ 0.01 per share (shares of which class of stock of the Company are hereinafter referred to as "Common Stock"). Such shares of Common Stock, aggregating 4,000,000 shares, are to be sold to each U.S. Underwriter, acting severally and not jointly, in such amounts as are set forth in Schedule A opposite the name of such U.S. Underwriter. The Selling Stockholders also grant to the U.S. Underwriters, severally and not jointly, the option described in Section 2 to purchase all or any part of 600,000 additional shares of Common Stock to cover over-allotments. The aforesaid 4,000,000 shares of Common Stock (the "Initial U.S. Shares"), together with all or any part of the 600,000 additional shares of Common Stock subject to the option described in
          Section 2 (the "U.S. Option Shares"), are collectively herein called the "U.S. Shares". The U.S. Shares are more fully described in the U.S. Prospectus referred to below.

                    It is understood that the Company and the Selling Stockholders are concurrently entering into an agreement, dated the date hereof (the "International Purchase Agreement"),







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                                          2

          providing for the sale by the Selling Stockholders of an aggregate of 1,000,000 shares of Common Stock (the "Initial International Shares") through arrangements with certain underwriters outside the United States and Canada (the "Managers"), for whom Merrill Lynch International Limited, Bear, Stearns International Limited, Morgan Stanley & Co. International Limited and Raymond James & Associates, Inc. are acting as representatives (the "Lead Managers"). It is further understood that the Selling Stockholders are concurrently granting the Managers an option to purchase all or any part of 150,000 additional shares of Common Stock (the "International Option Shares") from the Selling Stockholders to cover over-allotments. The Initial International Shares and the International Option Shares are hereinafter collectively referred to as the "International Shares". The International Shares and the U.S. Shares are hereinafter collectively referred to as the "Shares".

                    The Company and the Selling Stockholders understand that the U.S. Underwriters will simultaneously enter into an agreement with the Managers dated the date hereof (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the U.S. Underwriters and the Managers under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                    You have advised us that you and the other U.S. Underwriters, acting severally and not jointly, desire to purchase the U.S. Shares and that you have been authorized by the other U.S. Underwriters to execute this Agreement and the U.S. Price Determination Agreement referred to below on their behalf.

                    The price to the public per share and the purchase price per share for the U.S. Shares shall be agreed upon by Equitable Variable Life Insurance Company ("Variable"), The Equitable Life Assurance Society of the United States (together with Variable, "Equitable"), one or more of the Attorneys-in-Fact (as defined in Section 1(b) below) acting on behalf of the other Selling Stockholders, and the Representatives, acting on behalf of the several U.S. Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "U.S. Price Determination Agreement"). The U.S. Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between Equitable, one or more of the Attorneys-in-Fact on behalf of the other Selling Stockholders and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the U.S. Shares will be governed by this Agreement, as supplemented by the U.S. Price Determination Agreement. From and after the date of the execution and delivery of the U.S. Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" shall be deemed to include, the U.S.







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                                          3

          Price Determination Agreement. The price to the public per share and the purchase price per share for the International Shares to be paid by the Managers shall be set forth in a separate written instrument substantially in the form of Exhibit A to the International Purchase Agreement (the "International Price Determination Agreement"). The price to the public per share and the purchase price per share for the International Shares to be paid by the several Managers shall be identical to the price to the public per share and the purchase price per share for the U.S. Shares to be paid by the several U.S. Underwriters hereunder. This Agreement (including the related U.S. Price Determination Agreement) and the International Purchase Agreement (including the related International Price Determination Agreement) are collectively referred to herein as the "Purchase Agreements".

                    The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 33-52939) covering the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, or prospectuses, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including final prospectuses or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file prospectuses, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of the U.S. Price Determination Agreement and the International Price Determination Agreement. Two forms of prospectus are to be used in connection with the offering and sale of the Shares: one relating to the U.S. Shares (the "Form of U.S. Prospectus") and one relating to the International Shares (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the cover page and the back cover page, and the information under the caption "Underwriting". The information, if any, included in such prospectuses that was omitted from the prospectuses included in such registration statement at the time it becomes effective but that is deemed, pursuant to paragraph (b) of Rule 430A, to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information". Each prospectus used before the time such registration statement becomes effective, and any prospectus that omits the Rule 430A Information that is used after such effectiveness and prior to the execution and delivery of the U.S. Price Determination Agreement, or the International Price Determination Agreement, is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto and the documents







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                                          4

          incorporated by reference therein pursuant to Item 12 ("Item 12") of Form S-3 under the 1933 Act, as amended, and Rule 412 of the 1933 Act Regulations ("Rule 412") at the time it becomes effective and including, if applicable, the Rule 430A Information, is herein called the "Registration Statement", and the Form of U.S. Prospectus and Form of International Prospectus, in each case, including the documents incorporated by reference therein pursuant to Item 12 and Rule 412, included in the Registration Statement at the time it becomes effective are herein called the "U.S. Prospectus" and "International Prospectus", respectively, and collectively, the "Prospectuses", and individually, a "Prospectus", except that, if the final U.S. prospectus or International prospectus first furnished to the U.S. Underwriters or the Managers after the execution of the U.S. Price Determination Agreement or the International Price Determination Agreement, as the case may be, for use in connection with the offering of the Shares differs from the prospectuses included in the Registration Statement at the time it becomes effective (whether or not such prospectuses are required to be filed pursuant to Rule 424(b)), the terms "U.S. Prospectus", "International Prospectus", and "Prospectuses" and "Prospectus" shall refer to the final U.S. Prospectus or International Prospectus first furnished to the U.S. Underwriters or Managers, as the case may be, for such use.

                    The Company and the Selling Stockholders understand that the U.S. Underwriters propose to make a public offering of the U.S. Shares as soon as you deem advisable after the Registration Statement becomes effective and the U.S. Price Determination Agreement has been executed and delivered.

                    Section 1. Representations and Warranties. (a) The Company represents and warrants to and agrees with each of the U.S. Underwriters that:

                    (i) The Company meets the requirements for use of Form S-3 under the 1933 Act and when the Registration Statement shall become effective and at all times subsequent thereto up to the Closing Time referred to below (and, if any U.S. Option Shares are purchased, at the Date of Delivery referred to below), (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
               (C) neither of the Prospectuses nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the







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                                          5

               circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any U.S. Underwriter through you expressly for use in the Registration Statement or the Prospectuses.

                    (ii) The documents incorporated by reference in the
               Prospectuses pursuant to Item 12 and Rule 412, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together and with, and as modified or superseded by, the other information in the Prospectuses, at the time the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Time (and, if any U.S. Option Shares are purchased, at the Date of Delivery), will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading.

                    (iii) KPMG Peat Marwick, who are reporting upon the audited financial statements included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                    (iv) The Purchase Agreements have been duly authorized,
               executed and delivered by the Company.

                    (v) The consolidated financial statements of the Company and its Subsidiaries (as defined below) included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and the consolidated cash flows of the Company and its Subsidiaries for the periods specified, respectively. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules included in the Registration Statement present fairly the information required to be stated therein. The selected financial data included or incorporated by reference in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration







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                                          6

               Statement. The pro forma financial statements and other pro forma financial information included in the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                    (vi) The Company has been duly organized and is
               subsisting as a corporation and in good standing under the laws of the State of Delaware with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectuses; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise ("Material Adverse Effect") and except for jurisdictions that do not recognize the legal concepts of good standing or qualification.

                    (vii) The Company's only subsidiaries are listed in Schedule C attached hereto (each such corporation is referred to herein as a "Subsidiary" and, collectively, the "Subsidiaries"). Each Subsidiary has been duly organized and is subsisting as a corporation and in good standing under the laws of the jurisdiction of its incorporation with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business, except to the extent that the failure to be in good standing would not have a Material Adverse Effect and except for jurisdictions that do not recognize the legal concept of good standing; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect and except for jurisdictions that do not recognize the legal concepts of good standing or qualification. Except as set forth in Schedule C, all of the outstanding shares of capital stock of each Subsidiary have been duly authorized







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                                          7

               and validly issued and are fully paid and non-assessable and are owned by the Company, directly or through a Subsidiary, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind except for the pledge of the capital stock of each Subsidiary under the Credit Agreement (as defined in the Prospectuses) and the related pledge agreement (referred to in the Credit Agreement).

                    (viii) (a) the Company had at the date indicated a duly authorized, issued and outstanding capitalization as set forth in the Prospectuses under the heading "Capitalization"; and (b) the Shares will conform to the description thereof contained or incorporated by reference in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same.

                    (ix) The Shares have been duly authorized and validly
               issued and are fully paid and non-assessable; and no holder thereof is or will be subject to personal liability by reason of being such a holder.

                    (x) All of the other outstanding shares of capital stock of the Company have been duly authorized and validly issued and will have been fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company have been issued in violation of the preemptive rights of any stockholder of the Company.

                    (xi) Since the respective dates as of which information
               is given in the Registration Statement and the Prospectuses, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any Subsidiary, other than in the ordinary course of business, that is material to the Company and the Subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

                    (xii) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be







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                                          8

               subject, except for such defaults that would not have a Material Adverse Effect. The execution and delivery of the Purchase Agreements by the Company and compliance by the Company with the terms of the Purchase Agreements have been duly authorized by all necessary corporate action on the part of the Company and do not and will, at the Closing Time, not result in any violation of the charter or by-laws of the Company or any Subsidiary, as in effect at the Closing Time, and will, at the Closing Time, not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect) under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties.

                    (xiii)    No authorization, approval, consent or
               license of any government,    governmental instrumentality
               or court, domestic or foreign (other than under the 1933 Act and 1933 Act Regulations, the securities or Blue Sky laws of
               the various states,      the securities laws of foreign
               jurisdictions and the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD")), is required for the compliance by the Company with the terms of the Purchase Agreements, except such as have been obtained.

                    (xiv) Except as disclosed in the Prospectuses, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary that is required to be disclosed in the Prospectuses or that could reasonably be expected to result in a Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreements; the aggregate of all pending legal or governmental proceedings that are not described in the Prospectuses to which the Company or any Subsidiary is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of







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                                          9

               the Company or any Subsidiary, would not reasonably be expected to have a Material Adverse Effect.

                    (xv) There are no contracts or documents of a character
               required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                    (xvi) Each of the Company and the Subsidiaries has good and marketable title to all properties and assets described in the Prospectuses as owned by it, free and clear of all liens, charges or encumbrances, except such as
               (A) are described in the Prospectuses or (B) could not have a Material Adverse Effect; all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that could not reasonably be expected to have a Material Adverse Effect.

                    (xvii) Each of the Company and the Subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations, except for such licenses, permits, certificates, consents, orders, approvals or other authorizations that would not have a Material Adverse Effect.

                    (xviii)   Each of the Company and the Subsidiaries owns
               or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names








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                                          10

               that in the aggregate could reasonably be expected to have a Material Adverse Effect.

                    (xix) To the best knowledge of the Company, no labor problem exists with its employees or with employees of the Subsidiaries or is imminent that could reasonably be expected to have a Material Adverse Effect, and the Company, without any independent investigation, is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiaries' principal suppliers, contractors or customers that could reasonably be expected to have a Material Adverse Effect.

                    (xx) The Company has not taken and will not take,
               directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock.

                    (xxi) Except as disclosed in the Registration Statement and except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect (A) the Company and the Subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) to the Company's knowledge, there are no pending or threatened Environmental Claims against the Company or any of the Subsidiaries, and (D) under applicable law, there are no circumstances with respect to any property or operations of the Company or the Subsidiaries that are reasonably likely to form the basis of an Environmental Claim against the Company or the Subsidiaries.

                    For purposes of this Agreement, the following terms
               shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.









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                                          11

                    (xxii) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except tax assessments against which appeals have been or
               will be promptly taken and as to   which adequate reserves
               have been provided. All other tax returns of the Company and the Subsidiaries required to be filed pursuant to applicable foreign, state, local or other law have been filed, except insofar as the failure to file such returns could not reasonably be expected to have a Material Adverse Effect, and all taxes shown on such returns that have been filed or otherwise assessed which are due and payable have been paid, except for such taxes, if any, as are being contested, in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporate franchise tax liability for any years not finally determined or with respect to which the applicable statute of limitations has not expired are believed to be adequate to meet any assessments or re-assessments for additional income or corporate franchise tax for any years not finally determined, except to the extent of any inadequacy that could not have a Material Adverse Effect.

                    (xxiii)   Each of the Company and the Subsidiaries has
               fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "pension plan" (as defined in ERISA and such regulations and published interpretations) in which employees of the Company or such Subsidiary are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations (except for such failure to so comply that would not have, singularly or in the aggregate with all other such failures to comply, a Material Adverse Effect), and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

                    (xxiv) The Shares have been approved for listing on the New York Stock Exchange, Inc.

                    (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, the U.S.
          Underwriters as follows:

                    (i) When the Registration Statement shall become effective, and at all times subsequent thereto up to the Closing Time (and, if any U.S. Option Shares are purchased, at the Date of Delivery), (A) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (B) neither of the Prospectuses nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, as to each Selling
                               --------  -------
               Stockholder, the representations and warranties contained in this subsection (i) apply only to statements or omissions made in reliance upon and in conformity with information which is furnished in writing to the Company by or on behalf of such Selling Stockholder expressly for use in the Registration Statement or the Prospectuses (a copy of all such statements shall have been previously delivered to you).

                    (ii) Such Selling Stockholder has duly authorized,
               executed and delivered on _________, 1994 the Irrevocable Power of Attorney and Custody Agreement (the "Custody Agreement") with James M. Santo, Esq. as custodian (the "Custodian"), and Samuel G. Wright and James M. Santo, Esq., as attorneys-in-fact (the "Attorneys-in-Fact"), and, assuming the due authorization, execution and delivery by the parties thereto other than such Selling Stockholder, such Custody Agreement constitutes the valid, legal and binding agreement of such Selling Stockholder, enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); such Selling Stockholder has, in accordance with the Custody Agreement, duly authorized each and all of the Attorneys-in-Fact to execute and deliver each Purchase Agreement on behalf of such Selling Stockholder and otherwise to the extent permitted under the Custody Agreement to act on behalf of such Selling Stockholder in connection with the Purchase Agreements, and, in accordance with the Custody Agreement, the Attorneys-in-Fact and the Custodian are each duly authorized by such Selling Stockholder to deliver the Shares to be sold by such Selling Stockholder pursuant to the Purchase Agreements and to accept payment therefor. When executed and delivered by one or more of the Attorneys-in-Fact on behalf of the Selling

               Stockholders in accordance with the Custody Agreement, each of the Purchase Agreements will have been duly authorized, executed and delivered on behalf of each such Selling Stockholder; provided, however, the representations and
                            --------  -------
               warranties of this Section 1(b)(ii) are not applicable to Equitable.

                    (iii) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the securities or Blue Sky laws of the various states, the securities laws of foreign jurisdictions and the rules and regulations of the NASD), is required for the consummation by such Selling Stockholder of the transactions contemplated in each of the Purchase Agreements or (with respect to each Selling Stockholder other than Equitable) the Custody Agreement, including, without limitation, the sale and delivery of the Shares, except such as have been obtained.

                    (iv) The execution and delivery of each of the Purchase
               Agreements and (with respect to each Selling Stockholder other than Equitable) the Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated in each of the Purchase Agreements and (with respect to each Selling Stockholder other than Equitable) the Custody Agreement will not, at the Closing Time (a) result in a breach by such Selling Stockholder of, or constitute a default by such Selling Stockholder under, any material agreement or instrument or any decree, judgment or order to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or the properties of such Selling Stockholder are subject or (b) violate (A) any provision of the certificate of incorporation, by-law, partnership agreement or comparable governing documents of such Selling Stockholder or (B) any law, rule or regulation applicable to such Selling Stockholder or to which its properties are subject (other than for the securities or Blue Sky laws of the various states and the rules and regulations of the NASD and assuming compliance with the federal securities laws and the securities laws of foreign jurisdictions by the other parties hereto).

                    (v) Such Selling Stockholder has and will at the Closing Time have (assuming the accuracy of the first clause of paragraph 1(a)(ix) hereof) good and marketable title to the Shares to be sold by such Selling Stockholder pursuant to each of the Purchase Agreements, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to the Purchase Agreements; such Selling Stockholder has full right, power and authority to sell, transfer and deliver such Shares pursuant to the Purchase Agreements; and, upon delivery of such Shares and payment of the purchase price therefor as contemplated in the Purchase Agreements, each of the U.S. Underwriters and the Managers, as the case may be, will receive good and marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                    (vi) With respect to each Selling Stockholder other
               than Equitable, certificates for all of the Shares to be sold by such Selling Stockholder pursuant to the Purchase Agreements, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment executed in blank, have been placed in custody with the Custodian pursuant to the Custody Agreement for the purpose of effecting delivery, in accordance with the Custody Agreement, pursuant to the Purchase Agreements.

                    (vii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock; and such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any preliminary prospectus filed with the Commission or the Prospectuses or other material permitted by the 1933 Act or the 1933 Act Regulations.

                    (viii) Such Selling Stockholder is duly organized and subsisting and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, with all necessary power and authority to (A) (with respect to each Selling Stockholder other than Equitable) execute, deliver and perform the Custody Agreement, (B) enter into and perform each of the Purchase Agreements and
               (C) sell and deliver the Shares to the U.S. Underwriters and the Managers, as the case may be, in accordance with each of the Purchase Agreements.

                    (c) Any certificate signed by any officer of the Company or any Subsidiary and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Selling Stockholders to each U.S. Underwriter as to the matters covered thereby.

                    Section 2.  Sale and Delivery to the U.S. Underwriters;
                                -------------------------------------------
          Closing.  (a)  On the basis of the representations and warranties
          -------
          herein contained, and subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to each U.S. Underwriter the number of Initial U.S. Shares set forth opposite the name of such Selling Stockholder on Schedule B, and each U.S. Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at the purchase price per share for the Initial U.S. Shares to be agreed upon by Equitable, one or more of the Attorneys-in-Fact and by the Representatives in accordance with
          Section 2(b) or 2(c), and set forth in the U.S. Price Determination Agreement, the number of Initial U.S. Shares set forth opposite the name of such U.S. Underwriter in Schedule A (except as otherwise may be provided in the U.S. Price Determination Agreement) plus any additional number of Initial U.S. Shares which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments as you, in your discretion, shall make to eliminate any sales or purchases of fractional shares. The relation of the number of Initial U.S. Shares set forth opposite the name of such U.S. Underwriter in Schedule A to the total number of Initial U.S. Shares is hereinafter referred to as such U.S. Underwriter's "underwriting obligation proportion". If the Company elects to rely on Rule 430A, Schedules A and B may be attached to the U.S. Price Determination Agreement.

                    (b) If the Company has elected not to rely upon Rule 430A, the purchase price per share for the Initial U.S. Shares to be paid by the several U.S. Underwriters shall be agreed upon and set forth in the U.S. Price Determination Agreement, dated the date hereof, and an amendment to the Registration Statement containing such per share price information will be filed before the Registration Statement becomes effective.

                    (c) If the Company has elected to rely upon Rule 430A, the purchase price per share for the Initial U.S. Shares to be paid by the several U.S. Underwriters shall be agreed upon and set forth in the U.S. Price Determination Agreement. In the event that the U.S. Price Determination Agreement has not been executed by the close of business on the fourth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Sections 7 and 8 shall remain in effect.

                    (d) In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Selling Stockholders grant the option to the U.S. Underwriters, severally and not jointly, to purchase up to an aggregate of 600,000 additional U.S. Option Shares, as set forth opposite such Selling Stockholder's name on Schedule B, at the same purchase price per share as shall be applicable to the Initial U.S. Shares. The option hereby granted will expire 30 days after the date upon which the Registration Statement becomes effective or, if the Company has elected to rely upon Rule 430A, the date of the U.S. Price Determination Agreement, and may be exercised, in whole or in part (but not more than once), only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial U.S. Shares upon notice by you to Equitable and any of the Attorneys-in-Fact setting forth the aggregate number of U.S. Option Shares as to which the several U.S. Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by you but shall not be later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to only a portion of the U.S. Option Shares, each of the Selling Stockholders will sell their pro rata portion of the U.S. Option Shares to the purchased by the U.S. Underwriters. If the option is exercised as to all or any portion of the U.S. Option Shares, the U.S. Option Shares as to which the option is exercised shall be purchased by the U.S. Underwriters, severally and not jointly, in their respective underwriting obligation proportions (except as otherwise provided in the U.S. Price Determination Agreement), subject to such adjustments as you, in your discretion, shall make to eliminate any sales or purchases of fractional shares.

                    (e) Payment of the purchase price for, and delivery of certificates for, the Initial U.S. Shares shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Company, Equitable, any of the Attorneys-in-Fact on behalf of the other Selling Stockholders and you, at 10:00 A.M. either (i) on the fifth full business day after the effective date of the Registration Statement, or
               (ii) if the Company has elected to rely upon Rule 430A, the fifth full business day after execution of the U.S. Price Determination Agreement (unless, in either case, postponed pursuant to Section 11 or 12), or at such other time not more than ten full business days thereafter as you, the Company, Equitable and any of the Attorneys-in-Fact on behalf of the other Selling Stockholders shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the U.S. Option Shares are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Shares shall be made at the offices of Shearman & Sterling set forth above, or at such other place as the Company, Equitable, any of the Attorneys-in-Fact on behalf of the other Selling Stockholders and you shall determine, on the Date of Delivery as specified in the notice from you to the Company. Payment shall be made to Equitable or any of the Attorneys-in-Fact, as the case may be, by certified or official bank check or checks in New York Clearing House funds payable to the order of Equitable or such Attorney-in-Fact in trust for the other Selling Stockholders, as the case may be, against delivery to you for the respective accounts of the several U.S. Underwriters of certificates for the U.S. Shares to be purchased by them.

                    (f) Certificates for the Initial U.S. Shares and U.S. Option Shares to be purchased by the U.S. Underwriters shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time or the Date of Delivery, as the case may be. The certificates for the Initial U.S. Shares and U.S. Option Shares will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time or the Date of Delivery, as the case may be.

                    (g) It is understood that each U.S. Underwriter has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the U.S. Shares that it has agreed to purchase. You, individually and not as Representatives, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Shares, or U.S. Option Shares, to be purchased by any U.S. Underwriter whose check or checks shall not have been received by the Closing Time or the Date of Delivery, as the case may be.


                    Section 3.  Certain Covenants of the Company.  The
                                --------------------------------
          Company covenants with each U.S. Underwriter as follows:

                    (a) The Company will use its best efforts to cause the Registration Statement to become effective and, if the Company elects to rely upon Rule 430A and subject to
               Section 3(b) hereof, will comply with the requirements of Rule 430A and will notify you immediately, and confirm the notice in writing, if requested, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectuses or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectuses or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the U.S. Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                    (b) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement (i) if the Company has not elected to rely upon Rule 430A, to the Prospectuses (including the documents incorporated by reference into the Prospectuses) or (ii) if the Company has elected to rely upon Rule 430A, to either the prospectus included in the Registration Statement at the time it becomes effective or to the Prospectuses (including documents incorporated by reference into such prospectuses or to the Prospectuses pursuant to Item 12 and Rule 412), of which you shall not have previously been advised and furnished a copy, or to which you or counsel for the Underwriters shall reasonably object.

                    (c) The Company has furnished or will furnish to you as many signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith (including documents incorporated by reference into the Prospectuses pursuant to Item 12 and Rule 412) and signed copies of all consents and certificates of experts, as you may reasonably request and has furnished or will furnish to you, for each other U.S. Underwriter, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectuses but without exhibits).

                    (d) The Company will deliver to each U.S. Underwriter, without charge, from time to time until the effective date of the Registration Statement (or, if the Company has elected to rely upon Rule 430A, until the date of the U.S. Price Determination Agreement), as many copies of each preliminary prospectus as such U.S. Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each U.S. Underwriter, without charge, as soon as the Registration Statement shall have become effective (or, if the Company has elected to rely upon Rule 430A, as soon as practicable on or after the date of the U.S. Price Determination Agreement) and thereafter from time to time as requested during the period when the Prospectuses are required to be delivered under the 1933 Act, such number of copies of the Prospectuses (as supplemented or amended) as such U.S. Underwriter may reasonably request.

                    (e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the U.S. Shares as contemplated in this Agreement and in the U.S. Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the U.S. Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectuses in order that the Prospectuses will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectuses in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements.

                    (f) The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the
                                              --------  -------
               Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the U.S. Shares have been qualified as above provided.

                    (g) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering a period of 12 months beginning after the effective date of the Registration Statement and covering a period of 12 months beginning after the effective date of any post-effective amendment to the Registration Statement but not later than the first day of the Company's fiscal quarter next following such respective effective dates.

                    (h)  The Company, during the period when the
               Prospectuses are required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

                    (i) For a period of five years after the Closing Time, the Company will furnish to you and, upon request, to each U.S. Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders or security holders generally available.

                    (j) For a period of 90 days from the date hereof, the Company will not, without the prior written consent of Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated, on behalf of the U.S. Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or securities convertible into Common Stock, other than to the U.S. Underwriters pursuant to the Purchase Agreements and other than pursuant to employee benefit plans and dividend reinvestment plans that (i) are existing on the date hereof and (ii) are described in the Prospectuses.

                    (k) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

                    (l) The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as

               Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

                    Section 4.  Payment of Expenses.  The Company will pay
                                -------------------
          and bear all costs and expenses incident to the performance of the obligations of the Company and of the Selling Stockholders under the Purchase Agreements, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses and the Prospectuses and any amendments or supplements thereto, and the cost of furnishing copies thereof to the U.S. Underwriters, (b) the preparation, printing and distribution of the Purchase Agreements (including the U.S. Price Determination Agreement and International Price Determination Agreement), the U.S. Shares and the Blue Sky Survey, (c) the delivery of the U.S. Shares to the U.S. Underwriters, (d) the fees and disbursements of counsel for the Company and for the Selling Stockholders and accountants for the Company and (e) the qualification of the Shares under the applicable securities laws in accordance with Section 3(f) and any filing for review of the offering with the NASD, including filing fees and fees and disbursements of counsel for the U.S. Underwriters in connection therewith and in connection with the Blue Sky Survey; provided, however, that the Selling Stockholder
                           --------  -------
          will be responsible for any stock transfer taxes payable upon the sale of the U.S. Shares to the U.S. Underwriters.

                    If this Agreement is terminated by you in accordance with the provisions of Section 5, 10(a)(i) or 12, the Company shall reimburse the U.S. Underwriters for all their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

                    Section 5.  Conditions of U.S. Underwriters'
                                --------------------------------
          Obligations.  In addition to the execution and delivery of the
          -----------
          U.S. Price Determination Agreement, the obligations of the several U.S. Underwriters to purchase and pay for the U.S. Shares that they have respectively agreed to purchase hereunder (including any U.S. Option Shares as to which the option granted in Section 2 has been exercised and the Date of Delivery determined by you is the same as the Closing Time) are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained herein (including those contained in the U.S. Price Determination Agreement) or in certificates of any officer of the Company or any Subsidiary or certificates by or on behalf of the Selling Stockholders delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder, and to the following further conditions:

                    (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date of the Purchase Agreements or, with your consent, at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing with the approval of a majority in interest of the several U.S. Underwriters; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. If the Company has elected to rely upon Rule 430A, prospectuses containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

                    (b) At the Closing Time, you shall have received a signed opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel for the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other U.S. Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                         (i) Each of the Company and Eckerd Holdings II, Inc. has been duly organized and is subsisting as a corporation and in good standing under the laws of the State of Delaware with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectuses.

                         (ii) The Shares have been duly authorized and
                    validly issued and (upon the assumption, which such counsel need not independently verify, that the Company has received the full consideration for such Shares) are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and the Shares are not subject to the preemptive rights of any stockholder of the Company.

                         (iii)     The Shares conform in all material
                    respects as to legal          matters to the
                    description thereof in the Prospectus under the caption "Description of Capital Stock".

                         (iv) Each of the Purchase Agreements has been duly
                    authorized, executed and delivered by the Company.

                         (v)  No authorization, approval, consent or
                    license of any government, governmental instrumentality or court (other than under the 1933 Act and 1933 Act Regulations, the securities or Blue Sky laws of the various states, and the rules and regulations of the NASD as to which such counsel need express no opinion), is required under the general corporate laws of the State of Delaware, the laws of the State of New York or the laws of the United States, in each case, that in such counsel's experience are normally applicable to the transactions of the type provided for by the Purchase Agreements, except such as have been obtained.

                         (vi) Such counsel does not know of any statutes or
                    regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectuses that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

                         (vii) The statements made in the Prospectuses under the caption "Description of Capital Stock", to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly summarize the information required to be disclosed therein in all material respects.

                         (viii)    The execution and delivery of the
                    Purchase Agreements, the sale and delivery of the Shares and compliance by the Company with the terms of the Purchase Agreements will not, as of the date of the Closing Time, result in any violation of the charter or by-laws of the Company or any Subsidiary as in effect at the Closing Time, and will not, as of the date of the Closing Time, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), (B) the general corporate laws of the State of Delaware, the laws of the State of New York or the laws of the United States, in each case, that in such counsel's experience are normally applicable to the transactions of the type provided for by the Purchase Agreements (other than the 1933 Act and 1933 Act Regulations and the securities or Blue Sky laws of the various states and the rules and regulations of the NASD as to which such counsel need express no opinion), or (C) any judgement, order or decree listed on a schedule to such opinion (which the Company has advised such counsel are the only judgments, orders or decrees of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, by which the Company or any Subsidiary is bound). Such counsel need express no opinion, however, as to whether or not the execution and delivery of the Purchase Agreements, the sale and delivery of the Shares and compliance by the Company with the terms of the Purchase Agreements will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company.

                         (ix) Such counsel has been advised by the staff of
                    the Commission that the Registration Statement became effective under the 1933 Act on the date specified in such opinion; any required filing of the Prospectuses or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the 1933 Act.

                         (x) The Registration Statement (including the Rule 430A Information, if applicable) and the Prospectuses, including the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, although such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses, except as otherwise specifically referred to in paragraph (vii) above.

                         (xi) The documents incorporated by reference in
                    the Prospectuses (except for the financial statements, financial statement schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion and except to the extent that any statement therein is modified or superseded in the Prospectuses or by a subsequent document incorporated by reference therein), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations, although such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses, except as otherwise specifically referred to in paragraph (vii) above.

                         (xii) To the best knowledge of such counsel, each Selling Stockholder is the registered holder of title to the Shares to be sold by such Selling Stockholder pursuant to the Purchase Agreements, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Shares pursuant to the Purchase Agreements. By delivery of a certificate or certificates therefor such Selling Stockholder will transfer to the U.S Underwriters and the Managers, as the case may be, who have purchased such Shares pursuant to the Purchase Agreements (without notice of any defect in the title of such Selling Stockholder and who are otherwise bona fide purchasers for purposes of the Uniform Commercial Code) all of such Selling Stockholder's interest in such Shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

               Such opinion shall be to such further effect that, in connection with the preparation of the Registration Statement and the Prospectuses, such counsel has participated in conferences with officers and representatives of the Company, in-house counsel for the Company, representatives of the independent accountants of the Company, the U.S. Underwriters and counsel for the Underwriters at which the contents of the Registration Statement and the Prospectuses and related matters were discussed, and although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses and has made no independent check or verification thereof except as otherwise specifically referred to in paragraph (vii), above, on the basis of the foregoing, no facts have come to the attention of such counsel that have led them to believe (A) that the Registration Statement (including the Rule 430A Information, if applicable) or any amendment thereto (except for the financial statements, financial statement schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or
          (B) that the Prospectuses or any amendment or supplement thereto (except for the financial statements, financial statement schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), as of its date and at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               Such opinion shall be to such further effect with respect to other legal matters relating to the Purchase Agreements and the sale of the Shares pursuant to the Purchase Agreements as counsel for the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the corporate law of the State of Delaware, upon opinions of other counsel, who shall be counsel reasonably satisfactory to counsel for the Underwriters, in which case the opinion shall also be addressed to the U.S. Underwriters and state that such other counsel believes you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and on certificates of public officials.

                    (c) At the Closing Time, you shall have received a signed opinion of James M. Santo, Esq., Senior Vice President/Administration for the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other U.S. Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                         (i) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that such failure to so qualify or be in good standing would not have a Material Adverse Effect and except for jurisdictions that do not recognize the legal concepts of good standing or qualification.

                         (ii) Each Subsidiary has been duly organized and
                    is subsisting as a corporation, and in good standing under the laws of the jurisdiction of its incorporation with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectuses, except to the extent that such failure to so qualify or be in good standing would not have a Material Adverse Effect and except for jurisdictions not recognizing the legal concept of good standing.

                         (iii) Each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that such failure to so qualify or be in good standing would not have a Material Adverse Effect and except for jurisdictions not recognizing the legal concepts of good standing or qualification.

                         (iv) All of the outstanding shares of capital
                    stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

                         (v) Such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectuses that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

                         (vi) To the knowledge of such counsel the
                    descriptions in the Prospectuses of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described fairly summarize the information required to be shown.

                         (vii)     Such counsel does not know of any
                    default that exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed as an exhibit to the Registration Statement, except for such defaults that would not have a Material Adverse Effect.

                         (viii)    The execution and delivery of the
                    Purchase Agreements, the sale and delivery of the Shares and compliance by the Company with the terms of the Purchase Agreements do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any indenture, mortgage or loan agreement, or any other agreement or instrument known to such counsel, to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect) and (B) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of its properties, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect. Such counsel need express no opinion, however, as to whether or not the execution and delivery of the Purchase Agreements, the sale of the Shares and compliance by the Company with the terms of the Purchase Agreements will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company.

                         (ix) The authorized, issued and outstanding
                    capital stock of the Company is as set forth in the Prospectuses under the heading "Capitalization".

                         (x) Except as set forth in Schedule C attached hereto, all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; all of such shares are owned by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind except for the Credit Agreement and the Pledge Agreement; no holder thereof is subject to personal liability by reason of being such a holder and none of such shares was issued in violation of the preemptive rights of any stockholder of the Subsidiaries.

                         (xi) To the knowledge of such counsel, the
                    execution and delivery of the Purchase Agreements, the sale of the Shares and compliance by the Company with the terms of the Purchase Agreements do not and will not result in any conflict with, constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under any existing applicable law, rule or regulation (other than under the securities or Blue Sky laws of the various states, the securities laws of foreign jurisdictions and the rules and regulations of the NASD as to which such counsel need express no opinion).

                    Such opinion shall be to such further effect that in
               connection with the preparation of the Registration Statement and the Prospectuses such counsel has participated in conferences with officers and representatives of the Company, special counsel for the Company, representatives of the independent accountants of the Company, the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement and the Prospectuses and related matters were discussed, and although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses and has made no independent check or verification thereof except as otherwise specifically referred to in paragraph (ix), on the basis of the foregoing, no facts have come to the attention of such counsel that have led him to believe (A) that the Registration Statement (including the Rule 430A Information, if applicable) or any amendment thereto (except for the financial statements, financial statement schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectuses or any amendment or supplement thereto (except for the financial statements, financial statement schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), as of its date and at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    Such opinion shall be to such further effect with
               respect to other legal matters relating to the Purchase Agreements and the sale of the Shares pursuant to the Purchase Agreements as counsel for the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Ohio, the federal law of the United States and the corporate law of the State of Delaware, upon opinions of other counsel, who shall be counsel reasonably satisfactory to counsel for the Underwriters, in which case the opinions shall also be addressed to the U.S. Underwriters and state that such other counsel believes you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials. Such counsel may also state that such counsel is qualified to practice law in the State of Ohio and does not purport to be an expert on any law other than the laws of the State of Ohio and the Federal laws of the United States and that, insofar as such opinion relates to the general corporate law of the State of Delaware, that such counsel has made such investigation of such law as he has deemed necessary as a basis for such opinion.

                    (d) At the Closing Time you shall have received a signed opinion of
          Skadden, Arps, Slate, Meagher & Flom, counsel for certain of the Selling Stockholders, and from Solovay & Edlin, P.C., counsel for certain of the Selling Stockholders, each dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other U.S. Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, each, with respect to the Selling Stockholders that such counsel represents, to the effect that:

                    (i) The execution, delivery and performance of the Purchase Agreements has been duly and validly authorized by the Selling Stockholders; each of the Purchase Agreements has been duly executed and delivered by one of the Attorneys-in-Fact on behalf of the Selling Stockholders; and each such Selling Stockholder has duly executed and delivered the Custody Agreement.

                    (ii) No authorization, approval, consent or license of
               any government, governmental instrumentality or court is required under the laws of the United States or the state of New York (other than under the 1933 Act, under Blue Sky or state securities law or the securities laws of foreign jurisdictions) for the consummation by the Selling Stockholders of the transactions contemplated by the Purchase Agreements and the Custody Agreement.

                    (iii) The execution and delivery of the Custody Agreement and of the Purchase Agreements by the Selling Stockholders and the compliance by the Selling Stockholders with the terms thereof does not conflict with or result in a violation of (a) the certificate of incorporation, the by-laws, the partnership agreement or similar governing document of any of the Selling Stockholders or (b) any existing applicable law, rule or regulation (other than under the 1933 Act, under Blue Sky or state securities law or the securities laws of foreign jurisdictions or the rules and regulations of the NASD) or any judgment, order or decree known to such counsel of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholders.

                    (iv) The Selling Stockholders, as the case may be, have
               been organized and are subsisting in good standing as corporations or partnerships under the laws of the jurisdiction of their incorporation or organization with all necessary power and authority under such laws to execute, deliver and perform the Custody Agreement and the Purchase Agreements.

                    (v) Each Attorney-in-Fact has been duly authorized by each Selling Stockholder to deliver the Shares on behalf of such Selling Stockholder in accordance with the terms of the Purchase Agreements and the Custody Agreement;

           provided, however that the opinions to be rendered pursuant to
           --------  -------
          this Section 5(d) with respect to the Custody Agreement need not be rendered with respect to Equitable.

               Such opinion shall be to such further effect with respect to other legal matters relating to the Purchase Agreements and the sale of the Shares pursuant to the Purchase Agreements as counsel for the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the corporate law of the State of Delaware, upon opinions of other counsel, who shall be counsel reasonably satisfactory to counsel for the Underwriters, in which case the opinion shall also be addressed to the U.S. Underwriters and state that such other counsel believes you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries, certificates of officers or partners, as the case may be, of the such Selling Stockholders and on certificates of public officials.


               (e) At the Closing Time, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other U.S. Underwriters, to the effect that the opinions delivered pursuant to Sections 5(b), 5(c) and 5(d) appear on their face to be appropriately responsive to the requirements of the Purchase Agreements except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Shares, the Purchase Agreements, the Registration Statement, the Prospectuses, the documents incorporated by reference and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials; provided that such certificates have been delivered to the U.S. Underwriters.

               (f) At the Closing Time, (i) the Registration Statement and the Prospectuses, as they may then be amended or supplemented, shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement nor the Prospectuses, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectuses, in light of the circumstances under which they were made) not misleading,
          (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business,
          (iii) no action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectuses other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any government, governmental instrumentality or court, domestic or foreign, that could reasonably be expected to result in a Material Adverse Effect other than as set forth in the Prospectuses, (iv) the Company shall have complied with all agreements and satisfied all conditions set forth in this Agreement on its part to be performed or satisfied at or prior to the Closing Time and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President or a Vice President, and the Treasurer or the Senior Vice President/Finance, of the Company (each in their capacity as an officer of the Company and not as an individual), dated as of the Closing Time, to such effect.

               (g) At the Closing Time, the representations and warranties of each Selling Stockholder set forth in Section 1(b) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of or on behalf of each Selling Stockholder, dated as of the Closing Time, to such effect with respect to such Selling Stockholder and a certificate of or on behalf of each Selling Stockholder certifying as to the accuracy and completeness of the attached certificate of incorporation, by-laws, partnership agreement or other comparable governing document and resolutions of the board of directors regarding the sale and delivery of the Shares, the authorization, execution and delivery of the Purchase Agreements and the Custody Agreement.

               (h) At the time that the Purchase Agreements are executed, you shall have received from KPMG Peat Marwick a letter, dated such date, in form and substance reasonably satisfactory to you, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations, and stating in effect that:

                         (i)  in their opinion, the audited financial
                    statements included or incorporated by reference in the Registration Statement and the Prospectuses comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

                         (ii) on the basis of procedures (but not an
                    examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectuses, a reading of the minutes of all meetings of the stockholders and directors of the Company and the Subsidiaries and each Committee of the Company's Board of Directors and of each Subsidiary's Board of Directors since ___, inquiries of certain officials of the Company and the Subsidiaries responsible for financial and accounting matters, a limited review in accordance with standards established by the American Institute of Certified Public Accountants with respect to the ___ and ___ periods performed at the request of the Company, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                              (A)  at _____ and at a specified date not
                         more than five days prior to the date of the Purchase Agreements, there was any change in the capital stock of the Company and the Subsidiaries or any decrease in the consolidated net current assets or stockholders' equity of the Company and the Subsidiaries or any increase in the long-term debt of the Company and the Subsidiaries, in each case as compared with amounts shown in the latest combined balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur or;

                              (B)  for the period from January 29, 1994 to
                         a specified date not more than five days prior to the date of the Purchase Agreements, there was any decrease in consolidated net sales, total or per share amounts of income before extraordinary items or of net income in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

                         (iii) based upon the procedures set forth in clause (ii) above and a reading of the Selected Financial Data included in the Registration Statement, nothing has come to their attention that gives them reason to believe that the Selected Financial Data included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, or that the information set forth therein is not fairly stated in relation to the financial statements from which it was derived;

                         (iv) they are unable to and do not express any
                    opinion on the Pro Forma Consolidated Statement of Operations (the "Pro Forma Statement") included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statement; however, for purposes of such letter they have:

                              (A)  read the Pro Forma Statement;

                              (B)  made inquiries of certain officials of
                         the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statement above complies in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                              (C)  proved the arithmetic accuracy of the
                         application of the pro forma adjustments to the historical amounts in the Pro Forma Statement; and


                    on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Statement included in the Registration Statement does not comply in form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of that statement; and

                         (v) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration

                    Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

               (i) At the Closing Time, you shall have received from KPMG Peat Marwick a letter, in form and substance reasonably satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(h), except that the specified date referred to shall be a date not more than five days prior to the Closing Time.


               (j) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the sale of the Shares as contemplated in the Purchase Agreements and the matters referred to in Section 5(g) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Selling Stockholders, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Stockholders at or prior to the Closing Time in connection with the sale of the Shares as contemplated in the Purchase Agreements shall be satisfactory in form and substance to you and to counsel for the Underwriters.

               (k) The "lock-up" letters which are substantially in the form of Exhibit B attached hereto from (a) each executive officer or director of the Company and (b) each stockholder of the Company who (i) owns at least 1% of the outstanding shares of Common Stock and (ii) who is a party to the Registration Rights Agreement (as defined in the Prospectuses) have been delivered to you on or before the date hereof.

                    If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company, Equitable and any of the Attorneys-in-Fact on behalf of the Selling Stockholders at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 7 and 8 herein shall remain in effect.

                    Section 6.  Conditions to Purchase of U.S. Option
                                -------------------------------------
          Shares.  In the event that the U.S. Underwriters exercise their
          ------
          option granted in Section 2 hereof to purchase all or any of the U.S. Option Shares and the Date of Delivery determined by you pursuant to Section 2 hereof is later than the Closing Time, the obligations of the several U.S. Underwriters to purchase and pay for the U.S. Option Shares that they shall have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following further conditions:

                    (a) The Registration Statement shall remain effective at the Date of Delivery, and, at the Date of Delivery, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters.

                    (b) At the Date of Delivery, the provisions of Sections 5(f)(i) through 5(f)(v) shall have been complied with at and as of the Date of Delivery and, at the Date of Delivery, you shall have received a certificate of the President or a Vice President, and the Treasurer or the Senior Vice President/Finance, of the Company (each in their capacity as an officer of the Company and not as an individual), dated as of the Date of Delivery, to such effect.

                    (c) At the Date of Delivery, you shall have received the favorable opinions of Skadden, Arps, Slate, Meagher & Flom, special counsel for the Company, James M. Santo, Esq., Senior Vice President/Administration for the Company, Skadden, Arps, Slate, Meagher & Flom, counsel for certain of the Selling Stockholders and Solovay & Edlin, P.C. counsel for certain of the Selling Stockholders, together with signed or reproduced copies of such opinions for each of the other U.S. Underwriters, in each case in form and substance reasonably satisfactory to counsel for the Underwriters, dated as of the Date of Delivery, relating to the U.S. Option Shares and otherwise to the same effect as the opinions required by Section 5(b), 5(c) or 5(d), respectively.

                    (d) At the Date of Delivery, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Date of Delivery, relating to the U.S. Option Shares and otherwise to the same effect as the opinion required by Section 5(f).

                    (e) At the Date of Delivery, you shall have received a letter from KPMG Peat Marwick, in form and substance reasonably satisfactory to you and dated as of the Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(i), except that the specified date referred to shall be a date not more than five days prior to the Date of Delivery.

                    (f) At the Date of Delivery, you shall have received from each of the Selling Stockholders (or on their behalf) certificates substantially in the form of the certificates furnished to you pursuant to Section 5(h), except that such certificates shall be as of the Date of Delivery.

                    (g) At the Date of Delivery, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the sale of the Option Shares as contemplated in the Purchase Agreements and the matters referred to in Section 6(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or the Selling Stockholders, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Stockholders at or prior to the Date of Delivery in connection with the sale of the Option Shares as contemplated in the Purchase Agreements shall be satisfactory in form and substance to you and to counsel for the Underwriters.

                    (h) At the Date of Delivery, the representations and warranties of each Selling Stockholder set forth in
               Section 1(b) hereof shall be accurate as though expressly made at and as of the Date of Delivery.

                    Section 7.  Indemnification. (a)  The Company and each
                                ---------------
          Selling Stockholder      that is Merrill Lynch Investor (as
                                   defined in the Prospectuses, each an "ML
                                   Seller" and collectively, the "ML
                                   Sellers") jointly and severally agree to indemnify and hold harmless each U.S.
                                   Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below.
                                   In addition, each Selling Stockholder
                                   (other than the ML Sellers, whose
                                   responsibilities shall be governed by
                                   the foregoing sentence), severally and
                                   not jointly (but only with respect to
                                   untrue statements or omissions, or
                                   alleged untrue statements or omissions,
                                   made in the Registration Statement (or
                                   any amendment thereto) in reliance upon
                                   and in conformity with written
                                   information furnished by such Selling
                                   Stockholder expressly for use in the
                                   Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), a copy of which written information shall have been previously delivered to you, agrees to indemnify and hold harmless each U.S.
                                   Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, and all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (ii) against any and all loss, liability, claim, damage
               and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and the Selling Stockholders; and

                    (iii) against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, reasonable fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

          provided, however, that this indemnity agreement does not apply
          --------  -------
          to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter or Manager through you expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto); provided further that the foregoing indemnification
                    -------- -------
          with respect to any preliminary prospectus shall not inure to the benefit of any U.S. Underwriter (or any person controlling such U.S. Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased any of the U.S. Shares if a copy of the Prospectuses (as then amended or supplemented if the Company shall furnished any amendments or supplements thereto) was not sent or given by or on behalf of such U.S. Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectuses (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; and provided further that the
                                                -------- -------
          liability of a Selling Stockholder (including any ML Seller) pursuant to this Section 7 is limited to the amount of the net proceeds of the offering of the U.S. Shares (after deducting the underwriting discount, but before deducting expenses) received by such Selling Stockholder.

               Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of a U.S. Underwriter or who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under
          Item 17 thereof.

                    (b) Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity agreement in

               Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

                    (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or are in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action.

                    Section 8.  Contribution.  In order to provide for just
                                ------------
          and equitable contribution in circumstances under which the indemnity provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Selling Stockholders and the U.S. Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the Selling Stockholders and one or more of the U.S. Underwriters, as incurred, in such proportions that (a) the U.S. Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the U.S.

          Prospectus bears to the offering price appearing thereon and
          (b) the Company and the Selling Stockholders are severally responsible for the balance on the same basis as each of them would have been obligated to provide indemnification pursuant to
          Section 7; provided, however, that no person guilty of fraudulent
                     --------  -------
          misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an U.S. Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or a Selling Stockholder within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company or a Selling Stockholder, as the case may be.

                    Section 9.  Representations, Warranties and Agreements
                                ------------------------------------------
          to Survive Delivery.  The representations, warranties,
          -------------------
          indemnities, agreements and other statements of the Selling Stockholders and the Company or its officers set forth in or made pursuant to the Purchase Agreements will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Selling Stockholders, the Company, any U.S. Underwriter or any person who controls a Selling Stockholder, the Company or any U.S. Underwriter within the meaning of Section 15 of the 1933 Act and will survive delivery of and payment for the U.S. Shares.

                    Section 10.  Termination of Agreement.  (a)  You may
                                 ------------------------
          terminate this Agreement, by notice to the Company, Equitable and any of the Attorneys-in-Fact, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or
          (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the U.S. Shares or enforce contracts for the sale of the U.S. Shares or (iii) if trading in any securities of the Company has been suspended by the Commission or the New York Stock Exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchanges or by order of the Commission or the New York Stock Exchange or any other governmental authority or (iv) if a banking moratorium has been declared by either federal, Florida or New York authorities.

                    (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 7 and 8 shall remain in effect.

                    (c) This Agreement may also terminate pursuant to the provisions of Section 2, with the effect stated in such Section.

                    (d) This Agreement may also terminate if the International Purchase Agreement is terminated in accordance with the terms thereof.

                    Section 11.  Default by One or More of the U.S.
                                 ----------------------------------
          Underwriters.  If one or more of the U.S. Underwriters shall fail
          ------------
          at the Closing Time to purchase the Initial U.S. Shares that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted U.S. Shares"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted U.S. Shares in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

                    (a) if the number of Defaulted U.S. Shares does not exceed 10% of the total number of Initial U.S. Shares, the non-defaulting U.S. Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective Initial Share underwriting obligation proportions bear to the underwriting obligation proportion of all non-defaulting U.S. Underwriters, or

                    (b) if the number of Defaulted U.S. Shares exceeds 10% of the total number of Initial U.S. Shares, this Agreement shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

                    No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

                    In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "U.S.

          Underwriter" includes any person substituted for an U.S. Underwriter under this Section 11.

                    Section 12.  Default by a Selling Stockholder.  If any
                                ---------------------------------
          Selling Stockholder shall fail at the Closing Time to sell and deliver the number of Initial U.S. Shares that such Selling Stockholder is obligated to sell, then the U.S. Underwriters may, at your option, by notice from you to the Company, Equitable and any of the Attorneys-in-Fact, either (a) terminate this Agreement without any liability on the part of any non-defaulting party except to the extent provided in Section 4 and except that the provisions of Sections 7 and 8 shall remain in effect or
          (b) elect to purchase the Initial U.S. Shares that the remaining Selling Stockholders have agreed to sell pursuant to this Agreement.

                    In the event of a default under this Section that does not result in the termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements.

                    No action taken pursuant to this Section shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

                    Section 13.  Notices.  All notices and other
                                 -------
          communications under the Purchase Agreements shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication.
          Notices to you or the U.S. Underwriters shall be directed to you, c/o Karen Harris, Vice President, Merrill Lynch, Pierce, Fenner & Smith Incorporated at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281; notices to the Company shall be directed to it at 8333 Bryan Dairy Road, Largo, Florida, 34647, Attention: James M. Santo, Esq., Senior Vice President/Administration with copies to Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, Attention: Stacy J. Kanter, Esq.; notices to the Selling Stockholders (other than Equitable) shall be directed to any of the Attorneys-in-Fact c/o Eckerd Corporation, 8333 Bryan Dairy Road, Largo, Florida, 34647; notices to Equitable shall be directed to them at 787 7th Avenue, Floor 37K, Attention:
          Georgette Schaefer, Esq.; a copy of all notices to any Selling Stockholder shall be provided to Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, Attention:
          Stacy J. Kanter, Esq. and Solovay & Edlin, P.C., 560 Lexington Avenue, New York, New York 10022, Attention: Michael Solovay, Esq.

                    Section 14.  Parties.  This Agreement is made solely
                                 -------
          for the benefit of the several U.S. Underwriters, the Company and the Selling Stockholders and, to the extent expressed, any person who controls the Company, any Selling Stockholder or any of the U.S. Underwriters within the meaning of Section 15 of the 1933 Act, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 11, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several U.S. Underwriters of the U.S. Shares. All of the obligations of the U.S. Underwriters hereunder are several and not joint.

                    Section 15.  Representation of U.S. Underwriters.  You
                                 -----------------------------------
          will act for the several U.S. Underwriters in connection with the transactions contemplated by this Agreement, and any action under or in respect of this Agreement taken by you as Representatives will be binding upon all U.S. Underwriters.

                    Section 16.  Governing Law and Time.  This Agreement
                                 ----------------------
          shall be governed by the laws of the State of New York.
          Specified times of the day refer to New York City time.

                    Section 17.  Counterparts.  This Agreement may be
                                 ------------
          executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.


                       ----------------------------------------

                    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Stockholders and the several U.S. Underwriters in accordance with its terms.


                                        Very truly yours,

                                        ECKERD CORPORATION



                                        By
                                          ---------------------------------
                                           Name:
                                           Title:


                                        EQUITABLE VARIABLE LIFE
                                           INSURANCE COMPANY




                                        By
                                          ---------------------------------
                                           Name:
                                           Title:

                                        THE EQUITABLE LIFE ASSURANCE
                                           COMPANY OF THE UNITED STATES



                                        By
                                          ---------------------------------
                                           Name:
                                           Title:


                                        THE OTHER SELLING  STOCKHOLDERS
                                           NAMED IN SCHEDULE B


                                        By
                                          ---------------------------------
                                           Attorney-in-Fact



          Confirmed and accepted as of
               the date first above written:

          MERRILL LYNCH & CO.
                  Merrill Lynch, Pierce, Fenner & Smith Incorporated BEAR, STEARNS & CO. INC.
          MORGAN STANLEY & CO. INCORPORATED
          RAYMOND JAMES & ASSOCIATES, INC.

          By:  Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated

          By
            ----------------------------
          Name:
          Title:
                  Investment Banking Group

          For themselves and as Representatives of the
          --------------------------------------------
          other U.S. Underwriters named in Schedule A.
          --------------------------------------------

                                      SCHEDULE A



                                                           Number of
                       U.S. Underwriters              Initial U.S. Shares
                       -----------------              -------------------

           Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated  . . . . .

           Bear, Stearns & Co., Inc. . . . . . . .

           Morgan Stanley & Co. Incorporated . . .
           Raymond James & Associates, Inc.  . . .






















                                                        ------------

                        Total  . . . . . . . . . .       4,000,000
                                                         =========

                                                                  EXHIBIT A

                                      EXHIBIT A

                                  Eckerd Corporation
                               (a Delaware corporation)

                           4,000,000 Shares of Common Stock



                          U.S. PRICE DETERMINATION AGREEMENT


                                                                     , 1994
                                            -------------------------

          MERRILL LYNCH & CO.
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
          Bear, Stearns & Co. Inc
          Morgan Stanley & Co. Incorporated
          Raymond James & Associates, Inc.
            As Representatives of the several U.S. Underwriters
          c/o Merrill Lynch & Co.
                   Merrill Lynch, Pierce, Fenner & Smith Incorporated Merrill Lynch World Headquarters
          North Tower
          World Financial Center
          New York, New York  10281-1201


          Ladies and Gentlemen:

                    Reference is made to the U.S. Purchase Agreement dated _____1994 (the "U.S. Purchase Agreement") among Eckerd Corporation (the "Company"), the Selling Stockholders named in Schedule B thereto or hereto (the "Selling Stockholders") and the several U.S. Underwriters named in Schedule A thereto or hereto (the "U.S. Underwriters"), for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Raymond James & Associates, Inc. are acting as representatives (the "Representatives"). The U.S. Purchase Agreement provides for the purchase by the U.S. Underwriters from the Selling Stockholders, subject to the terms and conditions set forth therein, of an aggregate of 4,000,000 shares (the "U.S. Shares") of the Company's common stock, par value $ 0.01 per share. This Agreement is the U.S. Price Determination Agreement referred to in the U.S. Purchase Agreement.

                    Pursuant to Section 2 of the U.S. Purchase Agreement, the undersigned agree with the Representatives as follows:


                    1. The price to public per share for the U.S. Shares
            shall be $___.

                    2. The purchase price per share for the U.S. Shares to be paid by the several U.S. Underwriters shall be
          $                , representing an amount equal to the price set
           ----------------
          forth above, less $______per share.

                    The Company represents and warrants to each of the U.S. Underwriters that the representations and warranties of the Company set forth in Section 1(a) of the U.S. Purchase Agreement are accurate as though expressly made at and as of the date hereof.

                    The Selling Stockholders represent and warrant to each of the U.S. Underwriters that the representations and warranties of the Selling Stockholders set forth in Section 1(b) of the U.S. Purchase Agreement are accurate as though expressly made at and as of the date hereof.

                    As contemplated by Section 2 of the Purchase Agreement, attached as Schedule A is a completed list of the several U.S. Underwriters and as Schedule B is a completed list of the Selling Stockholders, which shall be a part of this Agreement and the U.S. Purchase Agreement.

                    This Agreement shall be governed by the laws of the State of New York.



                      ------------------------------------------

                    If the foregoing is in accordance with the understanding of the Representatives of the agreement between the U.S. Underwriters, the Company and the Selling Stockholders, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the U.S. Purchase Agreement shall be a binding agreement between the U.S. Underwriters, the Company and the Selling Stockholders in accordance with its terms and the terms of the U.S. Purchase Agreement.

                                   Very truly yours,

                                   Eckerd Corporation


                                   By
                                     --------------------------------------
                                      Name:
                                      Title:


                                   EQUITABLE VARIABLE LIFE
                                      INSURANCE COMPANY



                                   By
                                     --------------------------------------
                                      Name:
                                      Title:


                                   THE EQUITABLE LIFE ASSURANCE
                                      COMPANY OF THE UNITED STATES



                                   By
                                     --------------------------------------
                                      Name:
                                      Title:


                                   THE OTHER SELLING STOCKHOLDERS
                                       NAMED IN SCHEDULE B


                                   By
                                     --------------------------------------
                                      Attorney-in-Fact

          Confirmed and accepted as of
               the date first above written:

          MERRILL LYNCH & CO.
             Merrill Lynch, Pierce, Fenner & Smith Incorporated

          BEAR, STEARNS & CO. INC
          MORGAN STANLEY & CO. INCORPORATED
          RAYMOND JAMES & ASSOCIATES, INC.

          By:  Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated


          By
            ---------------------------------------------------------------
               Name:
               Title:
                          Investment Banking Group

          For themselves and as Representatives of the
          --------------------------------------------
          other U.S. Underwriters named in Schedule A
          -------------------------------------------

                                      SCHEDULE A



                                                 Number of
                 U.S. Underwriter            Initial U.S. Shares
                 ----------------            -------------------

           Merrill Lynch, Pierce,
           Fenner & Smith

           Incorporated

           Bear, Stearns & Co. Inc.

           Morgan Stanley & Co.
           Incorporated
           Raymond James & Associates,
           Inc.






















                                               -------------

                     Total                       4,000,000
                                                 =========

                                      SCHEDULE B





                                                Number of      Number of
                                               Initial U.S.   U.S. Option
                  Selling Stockholder            Shares        Shares
                  --------------------            ------        ------
                  Merrill Lynch Capital
                   Appreciation Partnership
                   No. II, L.P.                 1,419,070       212,860

                  Merrill Lynch Capital
                   Appreciation Partnership
                   No. B-IX, L.P.                 195,242        29,286

                  Merrill Lynch Interfunding,
                   Inc.                           136,054        20,409

                  ML IBK Positions, Inc.          236,177        35,427

                  ML Offshore LBO Partnership
                   No. B-IX                       114,363        17,155

                  ML Offshore LBO Partnership
                   No. II                         36,078          5,411

                  ML Employees LBO Partnership
                   No. I, L.P.                    35,277          5,291

                  Merrill Lynch KECALP L.P.
                   1989                           35,296          5,294

                  Merrill Lynch KECALP L.P.
                   1986                           25,998          3,900

                  Merchant Banking L.P. No. IV    12,265          1,840

                  MLCP Associates L.P. No. II      3,096            465

                  Equitable Variable Life
                   Insurance Company              43,628           6,545

                  The Equitable Life Assurance
                   Society of the United States  392,647         58,896

                  J.P. Morgan Capital
                   Corporation                   432,820         64,922

                  Northwestern Mutual Life
                   Insurance Company             210,595         31,590

                  American Home Assurance
                   Company                       320,102         48,015

                  CBC Capital Partners           212,802         31,921

                  Wells Fargo & Company           97,756         14,663

                  First Bank System               19,870          2,980

                  Monarch Life Insurance
                   Company                        19,240          2,886

                  Sears Pension Trust              1,624            244
                                              ----------      ---------
           Total...........................    4,000,000        600,000
                                              ==========      =========

                                       SCHEDULE C


                               List of the Subsidiaries
                               ------------------------


          Clorwood Distributors, Inc., a Florida corporation.
          Eckerd Consumer Products, Inc., a Florida corporation.
          Eckerd Fleet, Inc., a Florida corporation.
          Eckerd Holdings II, Inc., a Delaware corporation.
          Eckerd's Westbank, Inc., a Louisiana corporation.
          Eckerd Tobacco Company, Inc., a Florida corporation.
          E.I.T., Inc.,  a  Florida corporation.
          Insta-Care Holdings, Inc., a Florida corporation.
          Insta-Care Pharmacy Services Corporation, a Texas corporation. P.C.V., Inc., a Florida corporation.
          Pharmacy Dynamics Group, Inc., a Florida corporation.
          E.T.B., Inc., a Texas corporation (49% owned)